April 26, 2013

VIA EDGAR

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re:	Jackson National Life Insurance Company Jackson National Separate Account – I (“Registrant”)
File Nos. 333-136472 and 811-08664

Dear Commissioners:

This filing is Post-Effective Amendment No. 413 under the Investment Company Act of 1940 and Post-Effective Amendment No. 11 under the Securities Act of 1933, and is being made under paragraph (b) of rule 485.  We propose that it becomes effective on April 29, 2013, as indicated on the facing sheet of the amendment.

If you have any questions, please call me at (517) 367-3872.

Yours truly,

/s/  FRANK J. JULIAN

Frank J. Julian
Assistant Vice President, Legal